UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2013

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711
(Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.
The following information, including the Exhibit 99.1 referenced in this Item 2.02 to the extent the Exhibit discusses financial results of Spectrum Brands Holdings, Inc. and Spectrum Brands, Inc. (together, the “Company” or “Spectrum Brands”) for the fiscal third quarter ended June 30, 2013 is being furnished pursuant to this Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
On August 6, 2013, the Company issued a press release (the “Earnings Press Release”) discussing, among other things, its financial results for its fiscal third quarter ended June 30, 2013. A copy of the Earnings Press Release is furnished as Exhibit 99.1 to this report.

Item 8.01  Other Events.
On August 6, 2013, the Company issued a press release (the “Repurchase Program Press Release”) announcing that its Board of Directors has approved a new common stock repurchase program for up to $200 million of Spectrum Brands Holdings, Inc.'s issued and outstanding shares of common stock, par value $0.01 per share. A copy of the Repurchase Program Press Release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
Also on August 6, 2013, the Company issued a press release (the “Debt Reduction Press Release”) announcing that the Company had paid down $100 million of debt to date during its fiscal year 2013. A copy of the Debt Reduction Press Release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.
Forward Looking Information
Certain matters discussed in this news releases and other oral and written statements by representatives of the Company regarding matters such as the Company’s ability to meet its expectations for its fiscal 2013 (including its ability to increase its net sales, adjusted EBITDA and free cash flow and reduce its cumulative debt), may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of these releases. Actual results may differ materially as a result of (1) Spectrum Brands Holdings Inc.’s ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) our ability to integrate, and to realize synergies from, the combined businesses of Spectrum Brands and Russell Hobbs, (3) risks that changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products Spectrum Brands Holdings, Inc. offers, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum Brands Holdings, Inc. does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) Spectrum Brands Holdings, Inc.’s ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (10) Spectrum Brands Holdings, Inc.’s ability to identify, develop and retain key employees, (11) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in the securities filings of each of Spectrum Brands Holdings, Inc. and Spectrum Brands, Inc., including each of their most recently filed Annual Report on Form 10-K or Quarterly Reports on Form 10-Q.
Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. Spectrum Brands also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01  Financial Statements and Exhibits.
(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.
The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Earnings Press Release, dated August 6, 2013
99.2	Repurchase Program Press Release, dated August 6, 2013
99.3	Debt Reduction Press Release, dated August 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.
Date: August 6, 2013

	By:	/s/ Nathan E. Fagre
Printed Name: Nathan E. Fagre
Title: General Counsel and Corporate Secretary